UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 12, 2007
Red Trail Energy, LLC
(Exact Name of Registrant as Specified in Its Charter)

North Dakota	000-52033	76-0742311

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
P.O. Box 11, 3682 Highway 8 South
Richardton, North Dakota 58652
(Address of Principal Executive Offices)(Zip Code)
701-974-3308
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a related Audit Report or Completed Interim Review.
On November 12, 2007, the Chief Financial Officer of Red Trail Energy, LLC (the “Company”), with the approval of the Audit Committee of the Board of Directors, concluded that the financial statements filed as part of the June 30, 2007 quarterly report should no longer be relied on. As such, the Company will file an amended Form 10-Q for the quarter ended June 30, 2007.
Set forth below is a brief description of the facts underlying our conclusion that the Company’s reported financial statements should no longer be relied on:
(1)	An accrual for interest expense of approximately $147,700 was recorded twice during the second quarter of 2007. This resulted in the understatement of net income and overstatement of accounts payable in the same amount of approximately $147,700 for the three month and six month periods ended June 30, 2007.

The following tables set forth the effects of the restatement relating to the overaccrual of interest expense for the three and six month periods ended June 30, 2007. Corresponding changes were made where appropriate to the Statement of Cash Flows, Notes to the Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

	As of and for the
	Six months ended
	June 30, 2007
	As previously
	reported	Restated
Accounts Payable	$8,946,972	$8,799,408
Total current liabilities	14,657,183	14,509,619
MEMBER’S EQUITY	37,157,512	37,305,076

	As of and for the		As of and for the
	Three months ended		Six months ended
	June 30, 2007		June 30, 2007
	As previously		As previously
	reported	Restated	reported	Restated

Interest expense	$(1,116,752)	$(969,088)	$(2,363,801)	$(2,216,137)
Total other income (expense)	(1,034,693)	(887,029)	(2,244,842)	(2,097,178)
Net Income	2,455,016	2,602,680	4,228,324	4,375,988
(2)	The line item “Cash paid during the period for interest” was incorrectly reported as $2,133,027. The amount should have been reported as $1,525,901.

(3)	Under Note 3 — Derivative Instruments, the sentence related to the net effects of derivative instruments related to corn incorrectly stated the amounts for the three and six month periods ended June 30, 2007. The amounts were reported as $36,000 and $309,000 in decreases to cost of goods for the three and six month periods ended June 30, 2007, respectively. This sentence should have read that during the three and six month periods ended June 30, 2007, the Company recognized decreases in cost of goods sold related to the net effects of the contracts of approximately $21,000 and $698,000, respectively.

(4)	Under Note 4 — Long Term Debt, the last sentence under the “Subordinated Debt” subheading incorrectly stated that the Company had incurred interest expense of approximately $148,000 for the six month period ended June 30, 2007. This sentence should have read that the Company incurred interest expense of $148,000 and $294,000 for the three and six month period ended June 30, 2007, respectively.

(5)	Under Note 5 — Leases, the line item “Accumulated amortization” was incorrectly reported as $106,036. The amount should have been reported as $15,730. This also impacted the “Totals” line which was incorrectly shown as $110,709 and should have been $201,015.

(6)	Under Note 9 — Related Party Transactions, the amounts for the period ended June 30, 2007 have been restated as follows:

	As of and for the
	Six months ended
	June 30, 2007
	As previously
	reported	Restated
Balance Sheet
Accounts Receivable	$221,055	$221,055
Accounts Payable	1,255,623	1,255,623
Notes Payable	1,525,000	1,525,000

Statement of Operations
Revenues	$1,277,029	$1,277,029
Cost of Sales	4,814,768	1,631,278
Operating Expenses		427,378

Inventory Purchases	$4,814,768	$3,183,488
(7)	In the Management Discussion and Analysis (Other Income, net), the amount of interest income was incorrectly stated as $90,700 and $81,435 for the quarter and six months ended June 30, 2007. The amounts should have read $81,435 and $90,700 for the quarter and six months ended June 30, 2007
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Trail Energy, LLC
Date: November 15, 2007	By /s/ Mick J. Miller
	Name:	Mick J. Miller
	Title:	President & CEO